Exhibit 21.1

SCM MICROSYSTEMS INC.

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
Americas:
ACIG TECHNOLOGY Corp.	U.S.
Acig Technology Services (BR) Ltda	Brazil
Bluehill Inc.	U.S.
Microtech International Inc.	Connecticut
SCM (fka) Dazzle Multimedia Inc.	Delaware
SCM Microsystems (U.S.) Inc.	Delaware
4446691 Canada Inc. d.b.a. Syscan ID	Canada

Europe:
ACIG AG	Germany
ARYGON Technologies AG	Germany
Bluehill Micro Tech GmbH	Germany
Dazzle Europe GmbH	Germany
ExypnoTech GmbH	Germany
Identive Group AG	Switzerland
Identive Services AG	Switzerland
Multicard AG	Switzerland
Multicard GmbH	Germany
SCM Microsystems GmbH	Germany
SCM Microsystems Group Ltd.	United Kingdom
SCM Microsystems Ltd.	United Kingdom
TagStar Systems GmbH	Germany
Yoonisan B.V.	Netherlands

Asia:
Fastcards Pty Limited	Australia
SCM Microsystems (Asia) Pte. Ltd.	Singapore
SCM Microsystems (Japan) KK	Japan
SCM Microsystems (India) Private Limited	India
SCOLIS Technologies (India) Pvt. Ltd.	India
SCOLIS Technologies Pte Ltd.	Singapore

All subsidiaries of the registrant are wholly owned, directly or indirectly by SCM Microsystems, and do business under their respective legal names.